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                                                                     EXHIBIT 3.8



                      SANDUSKY PLASTICS OF DELAWARE, INC.

                                     BYLAWS



                                   ARTICLE I

                                    OFFICES

                 SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of the UNITED STATES CORPORATION COMPANY, located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware, and said UNITED STATES CORPORATION COMPANY shall be the registered agent of the corporation thereof.

                 SECTION 2. OTHER OFFICES. The corporation may establish other offices, either within or without the State of Delaware, at such place or places as the Board of Directors, from time to time, may designate or the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

                 SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on the first Monday of June each year, commencing with 1989, at such time as shall be stated in the notice, or said meetings may be held at such time and place, either within or without the State of Delaware, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

                 If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

                 At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

                 SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the President or the Secretary, or by resolution of the Board of Directors, and may be held at such time and place as shall be stated in the notice of the meeting.

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                 SECTION 3.  NOTICE OF MEETINGS.  Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his address as it appears on the records of the corporation, not less than ten
(10) nor more than fifty (50) days prior to the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all of the stockholders entitled to vote thereat.

                 SECTION 4. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, the provisions of these Bylaws, and the laws of the State of Delaware, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by written ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

                 A complete list of the stockholders entitled to vote at a meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office of the corporation in the State of Delaware. The list shall also be produced and kept available at the time and place of the meeting, during the entire time thereof, and may be inspected by any stockholder or his proxy who may be present.

                 SECTION 5. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation issued and outstanding and entitled to vote shall constitute a quorum at all meetings of stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present either in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than an announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed



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shall be entitled to vote at any adjournment or adjournments thereof.

                 SECTION 6. ACTION WITHOUT MEETING. Any action to be taken by the stockholders may be taken without a meeting if, prior to such action, all stockholders entitled to vote thereon shall consent to the action by a writing filed with the records of the meetings of stockholders, and such consent shall be treated for all purposes as a vote at a meeting.



                                  ARTICLE III

                                   DIRECTORS

                 SECTION 1. NUMBER AND TERM. The number of Directors, to be determined by the Board of Directors, shall be not less than three (3) nor more than five (5), until changed by amendment of these Bylaws. The Directors shall be elected at the annual meeting of stockholders, and each Director shall be elected to serve until his successor shall be elected and shall have qualified.

                 The Directors need not be stockholders.

                 SECTION 2. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                 SECTION 3. ELECTION OF OFFICERS. The Directors shall elect the officers of the corporation annually, as more specifically set forth in
ARTICLE V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

                 SECTION 4. REGULAR MEETINGS. Regular meetings of the Directors may be held, without notice, at such places and times as from time to time shall be determined by resolution of the Board of Directors.

                 SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of any two Directors on at least two (2) days' notice to each Director.

                 SECTION 6. PLACE OF MEETINGS. The Directors may hold their meetings, and have one or more offices outside the State of


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Delaware, at such places as from time to time may be determined by resolution of the Board.

                 SECTION 7. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committees thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                 SECTION 8. POWERS. The Board of Directors shall exercise all of the powers of the corporation, except such as are by law, by the Certificate of Incorporation, or by these Bylaws conferred upon or reserved to the stockholders.

                 SECTION 9. COMPENSATION. Directors shall not receive any stated salary for their service as Directors or as members of committees, but, by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting.

                 Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.



                                   ARTICLE IV

                                   COMMITTEES

                 SECTION 1. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate an executive committee and one or more other committees, each committee to consist of two or more Directors of the corporation, which, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business of the corporation between meetings of the Board.

                 SECTION 2. Committee shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.


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                                   ARTICLE V

                                    OFFICERS

                 SECTION 1. OFFICERS. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. The directors shall elect a President, a Secretary and a Treasurer; they may also elect a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation, with the exception of the Chairman of the Board and the Vice-Chairman of the Board, need be a Director. Any one person may hold two or more offices, except those of President and Secretary. However, any person holding two or more offices shall not sign any instrument in the capacity of more than one office.

                 The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors.

                 SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                 SECTION 2.5. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as from time to time may be assigned to him by the Board of Directors, and, in the absence of the Chairman, or in the event of his inability to act, the Vice-Chairman shall perform the functions of the Chairman of the Board.

                 SECTION 3. PRESIDENT. The President shall be the chief executive officer of the corporation, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders, if present thereat, and, in the absence or non-election of the Chairman of the Board, at all meetings of the Board of Directors. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and he shall cause the corporate seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

                 SECTION 4.  VICE-PRESIDENTS.  Each Vice-President shall


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have such powers and shall perform such duties as shall be assigned to him by the Directors, and, in the absence of the President, or in the event of his inability to act, the Vice-Presidents, in the order of their seniority, shall perform the functions of the President.

                 SECTION 5. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President. He shall have custody of the corporate seal, and shall affix the same to all instruments requiring it, when authorized by the President or the Board of Directors, and shall attest the same.

                 SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                 The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the corporation.

                 If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

                 SECTION 7. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.


                                   ARTICLE VI


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                      RESIGNATIONS; FILLING OF VACANCIES;
                        INCREASE IN NUMBER OF DIRECTORS;
                              REMOVAL FROM OFFICE

                 SECTION 1. RESIGNATIONS. Any Director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                 SECTION 2. FILLING OF VACANCIES. If the office of any officer, Director or member of a committee becomes vacant, the remaining Directors in office, although less than a quorum may appoint, by a majority vote, any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor, or until his successor shall be duly chosen and shall have qualified.

                 Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board, for the term of office continuing only until the next election of Directors by the stockholders, or it may be filled by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

                 SECTION 3. INCREASE IN NUMBER OF DIRECTORS. The number of Directors may be increased at any time by the affirmative vote of a majority of the entire Board, or by the affirmative vote of a majority in interest of the stockholders, at a special meeting called for that purpose, and, by like vote, pursuant to SECTION 2 above, the additional Directors may be chosen at such meeting to hold office until the next annual election or until their successors are elected and shall have qualified.

                 SECTION 4. REMOVAL. At a meeting of stockholders expressly called for such purpose, any or all of the members of the Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of Directors, and said stockholders may elect, at the meeting called for the purpose of removal, a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

                 Any officer, agent or member of a committee, elected or appointed by the Board of Directors, may be removed by a majority vote of the entire Board whenever, in its judgment, the best interests of the corporation will be served thereby.


                                  ARTICLE VII


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                                 CAPITAL STOCK

                 SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, numbered, and sealed with the seal of the corporation, and signed by the Chairman of the Board of Directors or the Vice-Chairman of the Board of Directors, or the President or a Vice-President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, shall be issued to each stockholder certifying to the number of shares owned by him in the corporation. When such certificates are countersigned by (1) a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimiles.

                 In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                 SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed, and the Directors may, at their discretion, request the owner of the lost or destroyed certificates, or his legal representative, to give the corporation a bond, in such sum as they may direct, but not exceeding double the value of the stock to indemnify the corporation against any claim that may be made against it on account of the alleged loss of such certificate.

                 SECTION 3. TRANSFER OF SHARES. Pursuant to the provisions of the Uniform Commercial Code.

                 SECTION 4. DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 SECTION 5.  DIVIDENDS.  Subject to the provisions of the


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Certificate of Incorporation and the laws of the State of Delaware, the Board of Directors, at any regular or special meeting, may declare dividends upon the capital stock of the corporation, as and when they may deem expedient.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                 SECTION 1. CORPORATE SEAL. The Board of Directors shall adopt and may alter a common seal of the corporation. Said seal shall be circular in form and shall contain the name of the corporation, the year of its creation, and the words: "CORPORATE SEAL DELAWARE". It may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

                 SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall end on December 31st.

                 SECTION 3. CHECKS, DRAFTS, NOTES. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                 SECTION 4. CORPORATE RECORDS. The corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Directors, as well as an original stock ledger or list of stockholders, containing the names and addresses of the stockholders, the number of shares held by them, and the date of issuance of said certificates of stock.

                 Any stockholder of record, in person or my attorney or other agent, upon written demand under oath stating the purpose thereof, shall have the right, during the usual hours for business, to inspect for any proper purpose the books and records of the corporation, as well as its stock ledger and/or list of stockholders, and to make copies or extracts therefrom. Such demand under oath shall be directed to the corporation at its registered office in the State of Delaware of at its principal place of business.

                 SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever, pursuant to the laws of the State of Delaware or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such


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mailing.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

                 Any notice required to be given may be waived, in writing, by the person or persons entitled to such notice, whether before or after the time stated therein.



                                   ARTICLE IX

                                   AMENDMENTS

                 SECTION 1. AMENDMENTS OF BYLAWS. These Bylaws may be altered or repealed, and Bylaws may be made at any annual meeting of stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat; or by the affirmative vote of a majority of the entire Board of Directors, at any regular meeting of the Board, or at any special meeting thereof if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such special meeting.


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